UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

EXPLANATORY NOTE

RPC, Inc. is filing this Amendment No. 1 on Form 8-K/A solely to correct the previously submitted 8-K filed on August 26, 2020 reporting Class and election dates for the two new board members appointed to the RPC, Inc. Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2020, the Board of Directors of RPC, Inc. (the “Company”) announced the appointment of Gary W. Rollins as Non-Executive Chairman of the Board of RPC, Inc. Additionally, Jerry W. Nix and Harry J. Cynkus have been appointed as Directors. Mr. Cynkus will stand for election by the stockholders in 2021 as a Class II Director and has been appointed to the Audit Committee. Mr. Nix will stand for election by the stockholders in 2023 as a Class I Director. Messrs. Nix and Cynkus will be compensated on the same basis as the other non-employee directors. There are no transactions between Messrs. Nix or Cynkus and the Company that would be reportable under Item 404(a) of Regulation S-K, and no arrangements or understandings with any persons pursuant to which either was selected as a director.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99 – Press Release dated August 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: August 28, 2020	/s/ Ben M. Palmer
Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer